EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The General Partner and Unitholders
AllianceBernstein Holding L.P.

We consent to the incorporation by reference in this registration statement on Form S-8 of AllianceBernstein Holding L.P. (the “Registrant”) of our report dated February 24, 2006, with respect to the statements of income, changes in partners’ capital and comprehensive income and cash flows for the year ended December 31, 2005, which report appears in the December 31, 2007 annual report on Form 10-K of the Registrant.

/s/ KPMG LLP

August 22, 2008